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                                                                    EXHIBIT 5(a)


Home Office: 3003 77th Ave. SE, Mercer Island, Washington 98040/(206) 232-8400

                                 A STOCK COMPANY


Insured JOHN A DOE                                       001234567 Policy Number

           INDIVIDUAL FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE POLICY

In this policy the owner will be referred to as "you" or "the owner" and Farmers
New World Life Insurance Company will be referred to as "us" or "we."

In consideration of the application and payment of premiums we insure the person named above in accordance with the provisions of all the pages of this policy.

Your benefits under this policy, the amount of the premium, the premium due dates, and other policy data are shown as the Policy Specifications on the last page of this policy. We will pay the proceeds in the manner provided in the section titled Payment of Proceeds.

The amount of the death benefit and the number of years the death benefit is available may increase or decrease as described in this policy, depending on the investment experience of the subaccounts.

The contract value of this policy may increase or decrease daily depending on the investment experience of the subaccounts. There is no guaranteed minimum contract value.

                   NOTICE OF YOUR RIGHT TO RETURN THIS POLICY

RIGHT TO EXAMINE PERIOD: You may cancel this policy at any time within 10 days after you receive it by delivering or mailing it to our home office at Mercer
Island, Washington. This shall void the policy from the beginning and the parties shall be in the same position as if no policy had been issued. We will refund the greater of all premiums you paid for the policy or the contract value on the date we receive the returned policy at our home office.


2002-032 NONPARTICIPATING FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE. PREMIUMS
         CEASE AT AGE 100. ADJUSTABLE DEATH BENEFIT. DEATH BENEFIT PAYABLE
         BEFORE MATURITY DATE. DEATH BENEFIT REDUCED BEGINNING AT AGE 100.
         SURRENDER VALUE PAYABLE AT MATURITY DATE.


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This policy is a legal contract between you and us. READ YOUR POLICY CAREFULLY.
This LIFE INSURANCE policy provides death protection for as long as the insured lives during the period of coverage. That period, the premium payment details, and other policy data, are shown in the Policy Specifications on the last page of this policy.

                         ALPHABETIC GUIDE TO YOUR POLICY
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                                                                            PAGE
                                                                            ----
Accumulation Unit Value......................................................11
Annual Report................................................................14
Assignments...................................................................6
Beneficiary...................................................................6
Cash Value...................................................................12
Conformity to State Laws......................................................5
Continuation of Coverage......................................................8
Contract Value................................................................9
Cost of Insurance Charge.....................................................12
Death Benefit Options.........................................................7
Death Benefit Proceeds........................................................7
Decrease in Principal Sum....................................................16
Fixed Account.................................................................9
General Provisions............................................................5
Grace Period..................................................................8
Incontestability..............................................................5
Increase in Principal Sum....................................................16
Maturity.....................................................................14
Minimum Premium...............................................................7
Monthly Deduction............................................................11
Ownership.....................................................................6
Payment of Proceeds...........................................................7
Policy Changes...............................................................15
Policy Loans.................................................................15
Policy Specifications..............................................Last Page of Policy
Policy Values................................................................12
Premium Payments..............................................................7
Reinstatement.................................................................8
Settlement Privileges........................................................18
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Subaccounts..................................................................10
Suicide.......................................................................5
Surrender Charge.............................................................12
Surrender Value..............................................................12
Surrender Value Options......................................................14
Transfer Privilege...........................................................18
Underwriting and Sales Charge................................................14
Variable Account..............................................................9

                               ADDITIONAL BENEFITS

The additional benefits, if any, shown on the Policy Specifications page are described in the additional benefit agreements that follow the Settlement Privileges.


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                                   DEFINITIONS
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Accumulation Unit   An accounting unit used to calculate the variable account
                    value. It is a measure of the net investment results of each of the variable subaccounts.

Attained Age        The sum of the insured's age on the issue date plus the
                    number of years completed since the policy was issued.

Cash Value          The contract value minus the surrender charge that would be imposed if you fully surrendered this policy.

Contract Value      The sum of the values you have in the variable account plus the fixed account and the loan account.

Cost of Insurance   The portion of the monthly deduction that pays for the cost
Charge              of providing this policy's death benefit.

Evidence of         Information about a person that we use to approve or
Insurability        reinstate the policy, or increase the principal sum or other benefits of the policy.

Fixed Account       An account that is part of our general account, and is not part of or dependent on the investment performance of the variable account.

Fixed Account       The portion of the contract value allocated to the fixed
Value               account.

In Force In effect. A life insurance policy that is in force will provide a death benefit if the insured loss occurs. If the policy is not in force there will be no death benefit.

Issue Age           A person's age as of last birthday on the date the policy
                    was issued.

Issue Date          The effective date for coverage. Policy months, years, and anniversaries are measured from the issue date. The initial premium (times the percent of premium factor) is allocated to the fixed account on the issue date. The first monthly deduction occurs on the issue date. The entire contract value remains allocated to the fixed account until the reallocation date.

Loan Account        An account that is part of our general account. On the date any loan is made, an amount equal to the loan is transferred from the subaccounts and the fixed account to the loan account.

Minimum Premium     The lowest amount that must be paid if the surrender value is zero.

Monthly             A deduction from the contract value that helps us recover
Administration      the cost of managing the policy. The monthly administration
Charge              charge is shown on the Policy Specifications page.

Monthly Deduction   The amount deducted from the contract value each month to
                    pay for the insurance coverage. This includes the monthly
                    cost of insurance charge, the monthly administration charge, and the underwriting and sales charge. The monthly deduction for the policy and the riders are separate deductions. The first monthly deduction occurs on the issue date.
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
Monthly Due Date    The day of each month on which policy charges are determined and deducted. The monthly due date is shown on the Policy
                    Specifications page.

Mortality and       A charge deducted from the subaccounts on each valuation day
Expense             that compensates us for providing the mortality and expense
Risk Charge         guarantees and assuming the risks under this policy.

Net Investment      The ratio of the subaccount value at the end of the current
Factor              valuation day to its value at the end of the immediately
                    preceding valuation day. The subaccount value reflects gains and losses in the subaccounts, dividends paid, any capital gains and losses, any taxes paid, and the deduction of the mortality and expense risk charge.

Percent of          The factor multiplied by all premium payments to determine
Premium Factor      the amount of premium credited to the contract value. This factor is shown on the Policy Specifications page.

Premium Class       A classification that affects the cost of insurance rate and the premium required to insure an individual.

Principal Sum       The amount of initial death benefit shown on the Policy
                    Specifications page. You may increase or decrease the principal sum, subject to certain conditions. The actual death benefit proceeds paid may be more or less than the principal sum.

Reallocation Date   The date the contract value in the fixed account is
                    allocated to the subaccounts and to the fixed account based on the premium payment allocation percentages specified in the application. The reallocation date is the record date plus the number of days in your state's right to examine period, plus 10 days.

Record Date         The date we record your policy on our books as an in force policy.

SEC                 The United States Securities and Exchange Commission.

Subaccount          A division of the variable account. The assets of each
                    subaccount are invested in a corresponding portfolio of a designated mutual fund.

Surrender           To cancel the policy by signed request from the owner.

Surrender Value     The cash value minus any outstanding policy loan and accrued loan interest.

Terminate           When the benefits and insurance end under the terms of the policy.

Underwriting and    A monthly deduction from the contract value during the first
Sales Charge        five years that helps us recover the expenses of selling,
                    underwriting and issuing the policy. It is imposed for an additional five years each time you choose to increase the principal sum after the issue date, to help us recover similar expenses.

Valuation Day       Each day on which the New York Stock Exchange is open for
                    business. Farmers New World Life is open to administer the policy on each day that the New York Stock Exchange is open.
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Valuation Period    The interval of time commencing at the close of normal
                    trading on the New York Stock Exchange on one valuation day and ending at the close of normal trading on the New York
                    Stock Exchange on the next succeeding valuation day.

Variable Account    The variable account is named on the Policy Specifications page. The variable account is not part of our general account. The variable account has subaccounts, each of which is invested in a corresponding portfolio of a designated mutual fund.

Variable Account    The portion of the contract value that is allocated to the
Value               subaccounts of the variable account.

                               GENERAL PROVISIONS

Contract            The entire contract is:

                    1. this policy;

                    2. the application attached at issue;

                    3. any attached amendments and supplements to the
                       application;

                    4. any attached riders and endorsements; and

                    5. any attached application for reinstatement, increase in principal sum, or change in death benefit option.

                    In the absence of fraud, we will consider all statements in the application to be representations and not warranties. No statement will be used by us to contest a claim unless that statement is in an attached application or in an amendment or supplement to the application attached to this policy.

Change of           Any change in the terms of this policy must be in writing
Policy              and signed by one of our officers. A copy of the change will be attached to this policy. No agent has the authority to change any terms or conditions of this policy.

Incontestability    We will not contest this policy after it has been in force for two years during the insured's lifetime. We will not contest any increase in principal sum after the increase has been in force for two years during the insured's lifetime.
                    This provision does not apply to any additional benefits for disability or accidental death, or to riders that provide term insurance on any person(s) other than the insured.

                    If this policy is reinstated, we will not contest any statements on the reinstatement application after the policy has been in force for two years from its date of reinstatement during the insured's lifetime.

Suicide If, within two years from the issue date or the date of reinstatement, the insured dies by suicide before age 100, while sane or insane, we will limit the proceeds to:

                    1. the premiums paid; less

                    2. any policy loans; less

                    3. any partial surrender amounts previously paid.

                    A new two-year period will apply to each increase in
                    principal sum starting on the effective date of each
                    increase. During this two-year period the proceeds paid due to an increase in principal sum will be limited to the
                    monthly cost of insurance charges for the increase.
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Misstatement        If the insured's age or sex has been misstated, we will
of Age or Sex       adjust the death benefit. The adjusted death benefit will be that which would have been purchased by the most recent monthly deduction based on the correct age or sex.

                    You may file proof of age or sex at any time. Once the insured's age or sex is established to our satisfaction we will use this age or sex in any settlement.

Conformity to       This policy is subject to the laws of the state in which it
State Laws          is delivered. Any terms that are in conflict with these laws are amended to conform.

Compliance with     All provisions, benefits amounts, and other details of this
Federal Tax Code    policy will automatically be adjusted at all times, in
                    whatever ways are necessary to maintain the policy's compliance with the definition of life insurance under Internal Revenue Code Section 7702. This section overrides all other provisions to the contrary anywhere within this policy, but only to the extent that the policy cannot legally be kept in compliance with Section 7702 through any other means such as a premium refund.

Nonparticipating    This policy is nonparticipating. It does not share in our
                    surplus earnings.


                                    OWNERSHIP

Owner               The insured is the owner of this policy unless:

                    1. another person is named as owner in the application; or

                    2. a new person is named as provided in the Change of Owner section below.

                    During the insured's lifetime, the owner may exercise all the rights and benefits provided by this policy.

Successor Owner     The successor owner becomes owner at the death of the owner.
                    If the owner and successor owner die before the insured dies, the insured will become the owner of this policy.

Change of Owner     The owner may name a new owner by notifying us in writing
                    while the insured is alive. When we receive acceptable signed notice, the change will take effect on the date the notice was signed. The change is subject to any action we may have taken before receiving the notice.

Assignments         The owner may assign this policy. We are not bound by an
                    assignment unless duplicate signed forms are filed with us.
                    We are not responsible for the validity of an assignment.
                    The rights of the owner and the beneficiary are subject to the rights of the assignee.

                                   BENEFICIARY

Beneficiary         The beneficiary is the person or persons named to receive
Designation         the proceeds at the insured's death. The beneficiary is as named in the application or as changed by the owner's signed request while the insured is living.

                    If no beneficiary is living when the insured dies, we will pay the
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                    proceeds to the owner or to the owner's estate.

Change of           The beneficiary may be changed at any time before the
Beneficiary         insured dies. The change must be signed by the owner and
                    sent to us. The change will take effect on the date it was signed, subject to any action taken by us before we receive the request.

Delay Clause        A delay clause may be requested by the owner in any
                    acceptable signed request filed with us while the insured is living. This clause provides that if the beneficiary dies within the specified number of days following the insured's death (not including the date of death), the proceeds will be paid as if the beneficiary had died first. The number of days specified cannot exceed 180 days.

Future Children     A clause including future children as beneficiaries may be
Clause              requested by the owner in any acceptable signed request
                    filed with us. This clause provides that children born of the insured's present marriage to the primary beneficiary prior to the end of 10 months after the date of the insured's death shall share equally with the other children in the beneficiary class designated. This clause does not provide for payment to children born of these future children.

                             DEATH BENEFIT PROCEEDS

Payment of          If the insured dies while this policy is in force, we will
Proceeds            pay the proceeds to the beneficiary on receipt of due proof of death. If no beneficiary survives the insured, we will pay the proceeds to the owner or the owner's estate. Payment will be made in one sum unless a settlement option with a different method of payment is chosen.

Amount Payable      At the insured's death we will pay:

                    1. the death benefit then in effect; less

                    2. any monthly deductions due and unpaid at the date of
                       death; less

                    3. any loans and accrued loan interest; plus

                    4. the amounts to be paid under the terms of any attached
                       riders.

                              DEATH BENEFIT OPTIONS

Death Benefit       This policy offers two death benefit options through the
                    insured's attained age 99. Option A is a variable death benefit. Option B is a level death benefit. The option you have selected is shown on the Policy Specifications page.
                    For attained ages after age 99 the death benefit equals the contract value.

Option A            The death benefit through attained age 99 is the greater of:
Variable Death
Benefit             1. the principal sum plus the contract value on the date of death; or

                    2. the contract value times the death benefit percentage
                       shown in the following table.

Option B            The death benefit through attained age 99 is the greater of:
Level Death
Benefit             1. the principal sum on the date of death; or

                    2. the contract value times the death benefit percentage
                       shown in the following table.
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
                   -----------------------------------------------------------------
                                        Death Benefit Percentage
                   -----------------------------------------------------------------
                    Attained  Percentage  Attained  Percentage  Attained  Percentage
                       Age         %         Age         %         Age         %
                   -----------------------------------------------------------------
                   40 or less     250         54        157         68        117
                        41        243         55        150         69        116
                        42        236         56        146         70        115
                        43        229         57        142         71        113
                        44        222         58        138         72        111
                        45        215         59        134         73        109
                        46        209         60        130         74        107
                        47        203         61        128      75 to 90     105
                        48        197         62        126         91        104
                        49        191         63        124         92        103
                        50        185         64        122         93        102
                        51        178         65        120         94        101
                        52        171         66        119      95 to 120    100
                        53        164         67        118
                   -----------------------------------------------------------------

                           PREMIUMS AND REINSTATEMENTS


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Premium Payments    After the first premium has been paid, subsequent premiums can be paid at any time before age 100. The amount of
                    premium payments is flexible after issue, subject to limits imposed by tax laws and by minimum premium requirements. The actual amount and frequency of the premium payments will
                    affect the values provided by this policy, including the
                    death benefit, and the length of time the policy remains in force. No premiums can be paid after the insured reaches
                    attained age 100.

                    Premiums are payable at our home office or to one of our authorized agents. We will provide a receipt signed by one of our officers upon request.

Minimum Premium     The minimum premium must be paid unless the policy has a
                    positive surrender value. The initial minimum premium is
                    shown on the Policy Specifications page. The minimum premium will change if the principal sum changes. Paying the minimum premium will not necessarily be sufficient to keep the
                    policy in force if there is a policy loan or if the contract value is less than the monthly deduction due.

Planned Premium     The amount and frequency of the planned premium payment is
Payments            shown on the Policy Specifications page. You may change the amount or frequency of the planned premium by sending us a signed request. We have the right to limit the amount of any increase. We will not limit your right to pay the minimum
                    amount required to keep this policy in force to the end of the policy year.

Unscheduled         Premium payments in addition to the planned payments may be
Premium Payments    made, subject to a minimum of $25 per payment. We have the right to limit the number and amount of any unscheduled
                    premium payments.

Premium Refunds     We have the right to limit or refund any premium, whether
                    scheduled or not, if the premium would disqualify the policy as a life insurance contract under the Internal Revenue Code or regulations or if the payment would increase the death
                    benefit by more than the amount of the premium.
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Grace Period        If the surrender value becomes zero, the policy will enter a
                    61-day grace period unless cumulative premiums less
                    withdrawals exceed cumulative minimum premiums. If
                    cumulative premiums less withdrawals exceed cumulative
                    minimum premiums, the policy will enter the 61-day grace
                    period when the contract value minus any outstanding policy loan and accrued loan interest is insufficient to pay the
                    entire monthly deduction due. At the end of the grace period the policy will terminate without value unless a premium
                    payment or loan repayment is made and is sufficient to cause either one of the following conditions:

                    1. The surrender value exceeds zero, after deducting all due and unpaid monthly deductions; or

                    2. Both of the following occur:

                       a. cumulative premiums less withdrawals exceed cumulative
                          minimum premiums; and

                       b. the contract value minus any outstanding policy loan
                          and accrued loan interest exceeds zero, after deducting all due and unpaid monthly deductions.

                    The policy will continue in force during the grace period.
                    If the insured dies during the grace period, the proceeds will be reduced by any overdue monthly deductions.

                    We will mail the owner or any assignee notice at least 31 days before the end of a grace period.


Continuation of     You may stop paying premiums at any time. Your policy will
Coverage            continue in force until the earlier of the maturity date or the date when one of the following occurs:

                    1. The insured dies.

                    2. The surrender value has been exhausted. The surrender
                       value will be exhausted when the grace period begins. In this case, the policy will terminate at the end of the grace period.

                    3. We receive your signed request to surrender this policy.

Reinstatement       Anytime before the maturity date, this policy may be
                    reinstated within three years of entering a grace period
                    that ends with subsequent termination of coverage.
                    Reinstatement is not allowed if the policy has been
                    surrendered for the surrender value.

                    To reinstate this policy, we must receive:

                    1. evidence of insurability which is acceptable to us;

                    2. payment of the unpaid monthly deductions due during the last expired grace period;

                    3. payment of a premium sufficient to keep this policy in
                       force for three months after the date of reinstatement.

                    The effective date of reinstatement will be the monthly due date that coincides with or next follows the date the application for reinstatement is approved by us.

                    The suicide and incontestability provisions will apply from the effective date of reinstatement, except that the suicide provision will not apply after age 100.
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                                 CONTRACT VALUE


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Description         The contract value on the issue date is equal to:

                    1. the initial premium paid times the percent of premium
                       factor; less

                    2. the monthly deduction.

                    On the issue date the contract value will be allocated to the fixed account. Any subsequent premiums that are received prior to the reallocation date, times the percent of premium factor, will also be allocated to the fixed account. While held in the fixed account, premium(s) will be credited with interest at the current fixed account interest rate. On the reallocation date, the contract value in the fixed account will be reallocated to the subaccounts and to the fixed account as described in the Allocations section.

                    On each date after the issue date, the contract value is equal to the fixed account value plus the variable account value plus any loan account value.

                                  FIXED ACCOUNT

Interest Rate for Fixed Account Value

Guaranteed Rate     The guaranteed minimum rate used to calculate interest on
                    the fixed account is 2.5% per year, compounded annually.

Current Rate        We may use rates that are higher than the guaranteed minimum rate to calculate interest on the fixed account. These rates are subject to change at any time and may apply to all or a portion of the fixed account.
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
Fixed Account       On each valuation day the fixed account value will be equal
Value               to:
                              A + B + C - D - E - F

                    "A" is the fixed account value on the preceding valuation day plus interest from the preceding valuation day to the date of calculation.

                    "B" is the portion of the premium, times the percent of premium factor, that is allocated to the fixed account and received since the preceding valuation day, plus interest from the date such net premiums were received to the date of calculation.

                    "C" is the amount of any transfers from the subaccounts or the loan account to the fixed account since the preceding valuation day, plus interest on such transferred amounts from the effective dates of such transfers to the date of calculation.

                    "D" is the amount of any transfers from the fixed account to the subaccounts or the loan account since the preceding valuation day, plus interest on each such transferred amount from the effective date of each transfer to the date of calculation.

                    "E" is the amount of any partial surrenders deducted from the fixed account since the preceding valuation day, plus interest on these surrendered amounts from the effective date of each partial surrender to the date of calculation.

                    "F" is zero except on the valuation day nearest each monthly due date, when it is a pro-rata share of the monthly deduction for the month beginning on that monthly due date.
                    The pro-rata share is the ratio of the fixed account to the sum of the fixed account plus the subaccounts.

                                VARIABLE ACCOUNT

General             The name of the variable account is shown on the Policy
Description         Specifications page. The variable account is administered
                    and accounted for as part of our general business, but the income, gains and losses of the variable account are
                    credited to or charged against the assets held in the
                    variable account, without regard to any other income, gains or losses of any other variable account or arising out of
                    any other business we may conduct.

Rights Reserved     The assets of the variable account are segregated by
                    investment options, thus establishing a series of
                    subaccounts within the variable account. The assets are
                    valued at their net asset value on each valuation day.

                    When permitted by law, we reserve the right to :

                      1. create new variable accounts;

                      2. combine variable accounts;

                      3. remove, combine or add subaccounts and make the new
                         subaccounts available to you at our discretion;

                      4. substitute shares of another portfolio of the funds or
                         shares of another investment company for those of the funds;

                      5. deregister the variable account under the Investment
                         Company Act of 1940 if registration is no longer required;

                      6. make any changes required by the Investment Company Act of 1940 or any other law; and

                      7. operate the variable account as a managed investment
                         company under the Investment Company Act of 1940 or any
                         other form
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                       permitted by law.

                    If a change is made, we will send you a revised prospectus and any notice required by law. If required, we would first seek the approval of the Securities and Exchange Commission, and when required, the appropriate state regulatory authorities before making a change in the investment options.

Subaccounts         The subaccounts are separate investment accounts named by
                    the company. The subaccount values will fluctuate in
                    accordance with the investment experience of the applicable portfolio of the fund held within each subaccount.

                    The subaccount value is determined by multiplying the number of accumulation units credited to the subaccount by the appropriate accumulation unit value.

                    The number of accumulation units to be purchased or redeemed in a transaction is found by dividing:

                       1. the dollar amount of the transaction; by

                       2. the subaccount's accumulation unit value for the
                          valuation day for that transaction.

                    At the end of each valuation day:

                    - The portion of any premiums, times the percent of premium factor, received since the preceding valuation day and allocated to each subaccount will be applied to purchase additional accumulation units in that subaccount.

                    - Any transfers to the subaccount from another subaccount or from the fixed account or the loan account since the end of the previous valuation day will be applied to purchase additional accumulation units in that subaccount.

                    - Accumulation units will be redeemed from each subaccount to cover any transfers from that subaccount to other subaccounts or to the fixed account or the loan account since the preceding valuation day.

                    - Accumulation units will be redeemed from each subaccount to cover any partial surrenders assessed against that subaccount since the preceding valuation day.

                    - On the valuation day nearest each monthly due date, accumulation units will be redeemed to cover a pro-rata share of the monthly deduction for the month beginning on that monthly due date. The pro-rata share for each subaccount is the ratio of that subaccount to the sum of the fixed account plus the subaccounts.

Accumulation Unit   The value of an accumulation unit for each of the
Value               subaccounts was arbitrarily set at an initial value. The
                    value at the end of any later valuation day is equal to:

                                      A x B

                    "A" is equal to the subaccount's accumulation unit value for the end of the immediately preceding valuation day.

                    "B" is equal to the net investment factor for the most current valuation day. This net investment factor equals:

                                       X
                                      --- - Z
                                       Y

                    "X" equals:
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                    1. the net asset value per portfolio share held in the
                       subaccount at the end of the current valuation day; plus

                    2. the per share amount of any dividend or capital gain
                       distribution on portfolio shares held in the subaccount during the current valuation day; less

                    3. the per share amount of any capital loss distribution on portfolio shares held in the subaccount during the current valuation day; less

                    4. the per share amount of any taxes or any amount set aside during the valuation day as a reserve for taxes due to the investment results of the subaccount.

                    "Y" equals the net asset value per portfolio share held in the subaccount as of the end of the immediately preceding valuation day.

                    "Z" equals a mortality and expense risk charge factor. The mortality and expense risk charges are deducted from each of the subaccounts on each valuation day. The annualized rate of this charge is shown on the Policy Specifications page.

                    The net investment factor may be greater, less than or equal to one. Therefore, the value of the subaccount may increase, decrease or remain the same.

Allocations         This policy provides investment options for the contract
                    value. The initial premium allocation percentages are
                    indicated in the application for this policy, a copy of
                    which is attached.

                    These percentages will also apply to subsequent premium allocations until you change them. Such allocation percentages may be changed by written notice to us.

                    Allocation percentages must be zero or a whole number not greater than 100. The sum of the premium allocation percentages must equal 100.

                    We reserve the right to limit the number of subaccount allocations in effect at any one time.

                    Prior to the reallocation date, all premiums, times the percent of premium factor, are allocated to the fixed account.

                    On the reallocation date, the contract value in the fixed account will be reallocated to the subaccounts at the accumulation unit value next determined and to the fixed account based on the premium payment allocation percentages in the policy application.

                    After the reallocation date, planned periodic premiums and unscheduled premiums, times the percent of premium factor, will be allocated as requested. Such net premium payments will be allocated to the subaccounts at the accumulation unit value next determined after receipt of each payment.

                                  POLICY VALUES

Cash Value          The cash value of this policy on any date is:

                    1. the contract value; minus

                    2. the surrender charge, if any, that you would incur if you surrendered the entire policy on that date.


Surrender           The surrender value of this policy on any date is:
Value
                    1. the cash value; minus

                    2. any outstanding policy loan plus due but unpaid loan
                       interest to the date of computation.

Surrender Charge    The surrender charge is the sum of all the underwriting and sales charges that would be imposed in the future if this
                    policy remained in force until the maturity date.

Monthly Deduction   The monthly deduction will be calculated each month on the monthly due date. The monthly deduction is:

                    1. the cost of insurance charge for the policy; plus

                    2. the charges for any attached riders; plus

                    3. the monthly administration charge; plus

                    4. the underwriting and sales charge; plus

                    5. the flat extra charge for a special premium class, if
                       any, shown on the Policy Specifications page.

                    The guaranteed maximum monthly administration charge is $10.00 per month. The actual charge may be less; the actual charge on the issue date is shown on the Policy
                    Specifications page. This may change at any time after issue.

Cost of Insurance   The cost of insurance charge for the policy is the monthly
Charge              cost of insurance rate per $1,000 of Risk Insurance Amount at the insured's attained age, times the number of thousands of Risk Insurance Amount. The Risk Insurance Amount is:

                    1. The current death benefit; minus

                    2. the contract value at the end of the valuation day
                       preceding the monthly due date; plus

                    3. the underwriting and sales charge and the monthly
                       administration charge for the month that begins on the monthly due date; plus

                    4. any charges for riders for the month that begins on the monthly due date.

                    The guaranteed maximum monthly cost of insurance rates are shown in the table below. We may use rates less than those shown, but not greater unless the insured is in a special premium class. The charge for any attached rider is a separate calculation.

                    If the insured is in a special premium class, the guaranteed maximum monthly cost of insurance rate will be the rate shown in the table times the special premium class rating factor shown on the Policy Specifications page.

                       Per $1000 of Risk Insurance Amount

----------------------------------------------------------------------------------------------------------------------------
           Cost of              Cost of              Cost of              Cost of              Cost of              Cost of
Attained  Insurance  Attained  Insurance  Attained  Insurance  Attained  Insurance  Attained  Insurance  Attained  Insurance
  Age       Rate       Age       Rate       Age       Rate       Age       Rate       Age       Rate       Age       Rate
----------------------------------------------------------------------------------------------------------------------------
   21     X.XXXXX      35       X.XXXXX      49      X.XXXXX      62      X.XXXXX      75      X.XXXXX      88      X.XXXXX
----------------------------------------------------------------------------------------------------------------------------
   22     X.XXXXX      36       X.XXXXX      50      X.XXXXX      63      X.XXXXX      76      X.XXXXX      89      X.XXXXX
----------------------------------------------------------------------------------------------------------------------------
   23     X.XXXXX      37       X.XXXXX      51      X.XXXXX      64      X.XXXXX      77      X.XXXXX      90      X.XXXXX
----------------------------------------------------------------------------------------------------------------------------
   24     X.XXXXX      38       X.XXXXX      52      X.XXXXX      65      X.XXXXX      78      X.XXXXX      91      X.XXXXX
----------------------------------------------------------------------------------------------------------------------------
   25     X.XXXXX      39       X.XXXXX      53      X.XXXXX      66      X.XXXXX      79      X.XXXXX      92      X.XXXXX
----------------------------------------------------------------------------------------------------------------------------
   26     X.XXXXX      40       X.XXXXX      54      X.XXXXX      67      X.XXXXX      80      X.XXXXX      93      X.XXXXX
----------------------------------------------------------------------------------------------------------------------------
   27     X.XXXXX      41       X.XXXXX      55      X.XXXXX      68      X.XXXXX      81      X.XXXXX      94      X.XXXXX
----------------------------------------------------------------------------------------------------------------------------
   28     X.XXXXX      42       X.XXXXX      56      X.XXXXX      69      X.XXXXX      82      X.XXXXX      95      X.XXXXX
----------------------------------------------------------------------------------------------------------------------------
   29     X.XXXXX      43       X.XXXXX      57      X.XXXXX      70      X.XXXXX      83      X.XXXXX      96      X.XXXXX
----------------------------------------------------------------------------------------------------------------------------
   30     X.XXXXX      44       X.XXXXX      58      X.XXXXX      71      X.XXXXX      84      X.XXXXX      97      X.XXXXX
----------------------------------------------------------------------------------------------------------------------------
   31     X.XXXXX      45       X.XXXXX      59      X.XXXXX      72      X.XXXXX      85      X.XXXXX      98      X.XXXXX
----------------------------------------------------------------------------------------------------------------------------
   32     X.XXXXX      46       X.XXXXX      60      X.XXXXX      73      X.XXXXX      86      X.XXXXX      99      X.XXXXX
----------------------------------------------------------------------------------------------------------------------------
   33     X.XXXXX      47       X.XXXXX      61      X.XXXXX      74      X.XXXXX      87      X.XXXXX    100-119   X.XXXXX
----------------------------------------------------------------------------------------------------------------------------
   34     X.XXXXX      48       X.XXXXX
-------------------------------------------


UNDERWRITING AND    An underwriting and sales charge is imposed each month
SALES CHARGE        during the first sixty months after the issue date. The
                    amount of this monthly charge is computed as follows:

                    1. Find the appropriate annualized underwriting and sales
                       charge per $1,000 for the insured's issue age in the following table; then

                    2. Multiply this charge per $1,000 by the original principal sum; then

                    3. Divide the result by 1,000; then

                    4. Divide the result by 12.

                    Additional underwriting and sales charges are imposed during the sixty months following each increase in the principal sum, but are not imposed on the portions of increases that are due to a change of death benefit option. These additional monthly charges are computed as follows:

                    1. Use the following table to find the appropriate
                       annualized underwriting and sales charge per $1,000 for the insured's age at the time the principal sum is increased; then

                    2. Multiply this charge per $1,000 by the amount by which
                       principal sum was increased above the principal sum immediately prior to this increase; then

                    3. Divide the result by 1,000; then

                    4. Divide the result by 12.

                    The underwriting and sales charge will not be reduced as the result of any reduction in the principal sum.

            Underwriting and Sales Charge per $1,000 of Principal Sum

---------------------------------------------------------------------------------------------
Issue Age, or                    Issue Age, or                   Issue Age, or
Attained Age                     Attained Age                    Attained Age
  at Which       Annualized        at Which       Annualized       at Which       Annualized
Principal Sum    Charger per     Principal Sum    Charge per     Principal Sum    Charge per
is Increased       $1,000        is Increased       $1,000       is Increased       $1,000
---------------------------      ---------------------------     ----------------------------
     21            $ 2.88             35            $ 3.36             49            $ 6.75
---------------------------      ---------------------------     ----------------------------
     22              2.88             36              3.67             50              6.95
---------------------------      ---------------------------     ----------------------------
     23              2.88             37              3.98             51              7.17
---------------------------      ---------------------------     ----------------------------
     24              2.88             38              4.30             52              7.40
---------------------------      ---------------------------     ----------------------------
     25              2.88             39              4.61             53              7.64
---------------------------      ---------------------------     ----------------------------
     26              2.88             40              4.92             54              7.89
---------------------------      ---------------------------     ----------------------------
     27              2.88             41              5.02             55              8.16
---------------------------      ---------------------------     ----------------------------
     28              2.88             42              5.11             56              8.45
---------------------------      ---------------------------     ----------------------------
     29              2.88             43              5.21             57              8.75
---------------------------      ---------------------------     ----------------------------
     30              2.88             44              5.30             58              9.08
---------------------------      ---------------------------     ----------------------------
     31              2.98             45              5.40             59              9.43
---------------------------      ---------------------------     ----------------------------
     32              3.07             46              5.83             60              9.80
---------------------------      ---------------------------     ----------------------------
     33              3.17             47              6.26             61             10.20
---------------------------      ---------------------------     ----------------------------
     34              3.26             48              6.55        62 and older        10.51
---------------------------      ---------------------------     ----------------------------


Reserve Basis       Reserves are based on the Commissioners 1980 Standard
                    Ordinary Mortality Table, the Commissioners Reserve
                    Valuation Method, and age last birthday. The statutory
                    valuation interest rate does not exceed the maximum rate
                    allowed by the valuation law of the state in which the
                    policy is delivered.

                                  ANNUAL REPORT


Annual Report       At least annually we will mail you a report about your
                    policy. This report will show:

                    1. the amount of death benefit;

                    2. the contract value and surrender value;

                    3. the current principal sum;

                    4. premiums paid, monthly deductions and loans since the
                       last report;

                    5. the amount of any policy loan outstanding;

                    6. notifications required under the provisions of this
                       policy; and

                    7. any other information required by the state where this
                       policy was delivered.

                    Upon request, we will send a report at other than the regularly scheduled interval. We will charge a fee for this requested report. The fee is shown on the Policy
                    Specifications page.

                             SURRENDER VALUE OPTIONS

Cash Surrender      You may surrender this policy for the surrender value after we receive your signed request with the policy. We have the right to defer payment for up to six months or the period
                    allowed by law, whichever is less.

                    We will determine the surrender value at the accumulation unit value next determined as of the close of business on the day we receive your surrender request at our home office.

Partial Surrender   After the first policy year, you may withdraw a part of the surrender value subject to the following:

                    1. You must send us a signed request for the amount of the partial surrender.

                    2. You may make only one partial surrender per calendar
                       quarter.

                    3. The amount requested must be at least $500.

                    4. The amount requested may not exceed 75% of the surrender value.

                    5. We will deduct a processing fee from the contract value for each partial surrender equal to the lesser of 2% of the amount requested or $25.

                    6. The contract value will be reduced by the amount of the partial surrender and the processing fee.

                    The partial surrender will be processed at the accumulation unit values next determined after receipt of your request.

                    Units equal to the partial surrender and the processing fee described above will be cancelled from the subaccounts and/or the fixed account according to your instructions. If you provide no instructions, these units will be cancelled from the subaccounts and the fixed account on a pro-rata basis.

                    If you have a level death benefit (Option B) at the time of the partial surrender, the principal sum will be reduced by the amount of the partial surrender. This reduction in principal sum will be subject to the terms of the Decrease in Principal Sum section.

Maturity The maturity date is shown on the Policy Specifications page. If this policy is in force on the maturity date we will send you the surrender value and all coverage will end.

Time Period         Any surrender or loan will usually be paid within seven days
for Payments        of receiving your written request in our home office.
                    However, we have the right to suspend or delay the date of any surrender, partial surrender, loan, maturity payment or death benefit payment from the subaccounts for any period
                    during which:

                    1. the New York Stock Exchange is closed, other than
                       customary weekend


                       and holiday closings, or trading on the New York Stock
                       Exchange is restricted as determined by the Securities and Exchange Commission; or

                    2. the Securities and Exchange Commission permits by an
                       order the postponement for the protection of policy owners; or

                    3. the Securities and Exchange Commission determines that an emergency exists that would make the disposal of securities held in the variable account or the determination of the value of the variable account's net assets not reasonably practicable.

                    For any surrender, partial surrender, loan or transfer from the fixed account, we may defer payment for up to 6 months, or the period allowed by law, if less.

                                  POLICY LOANS

Policy Loans        While this policy is in force, you may make a loan for all or part of the loan value. You must assign this policy to us as sole security.

                    An amount equal to the loan will be transferred from the subaccounts and the fixed account to the loan account. The loan account is part of our general account. If allocation instructions are not specified in your loan request, the loan will be withdrawn from the subaccounts and the fixed account on a pro-rata basis.

                    Amounts transferred to the loan account do not participate in the investment experience of the fixed account or subaccount from which they were withdrawn. Amounts in the loan account will earn interest at the rate of 2.5% per year, compounded annually. This is equal to 0.20598% per month, compounded monthly. Interest rates applied to the loan account may differ from those applied to the fixed account.

Loan Value          The loan value is the surrender value less loan interest to the next policy anniversary date.

Interest Rate       The interest rate we will charge on policy loans is 2.75%
(Loans)             per year, compounded annually.

Interest Due        Interest is charged daily on the loan. Interest is due and payable at the end of each policy year or, if earlier, on
                    the date of any policy loan increase or repayment. Any
                    interest not paid when due will be transferred from the
                    fixed account and subaccounts to the loan account on a
                    pro-rata basis if sufficient funds are available for
                    transfer. Unpaid interest becomes part of the loan and
                    accrues interest.

Loan Repayment      You may repay all or part of your policy loan balance at any time. Any loan repayment must be for at least $25.
                    Repayments must be clearly marked as "loan repayments" or
                    they will be applied as premiums. Each loan repayment will result in a transfer of an amount equal to the loan
                    repayment from the loan account to the fixed account and
                    subaccounts. Your current premium allocation schedule will be used to allocate the loan repayments.


Unpaid Loans        We will deduct any unpaid loans from the surrender value and the death benefit proceeds. If the unpaid loan, which
                    includes accrued interest, equals or exceeds the cash value, causing the surrender value to become zero, this policy will end except as described in the grace period provision.

                                 POLICY CHANGES

Policy Changes      You may change the death benefit option or the amount of
                    principal sum, subject to the following:

                    1. You must send us a signed request for a change.

                    2. We may require evidence of insurability.

                    3. You may make no more than one change per policy year.

                    4. The change will take effect on the monthly due date
                       following our approval of the request.

                    5. We will send you a policy endorsement with the change to attach to your policy.


Change of           To change from Option B (level death benefit) to Option A
Death Benefit       (variable death benefit):
Option

                    1. The insured must provide evidence of insurability
                       satisfactory to us.

                    2. The principal sum will change. The new Option A principal sum will equal the Option B principal sum less the contract value immediately before the change, but in no case will the new principal sum be less than the minimum principal sum amount shown on the Policy Specifications page.

                    3. The minimum premium will decrease as a result of any
                       decrease in the principal sum.

                    To change from Option A (variable death benefit) to Option B
                    (level death benefit):

                    1. Evidence of insurability is not required.

                    2. The principal sum will change. The new Option B principal sum will equal the Option A principal sum plus the contract value. There will not be any additional underwriting and sales charge imposed on the amount by which the principal sum increases as a result of this change.

                    3. The minimum premium will increase.

Increase in         The principal sum may be increased at any time before the
Principal Sum       insured's attained age 76. Increases in principal sum
                    require evidence of insurability satisfactory to us. The
                    minimum increase is $25,000 during the first two years after the issue date. The minimum increase after the second year is $100,000 if the premium class shown on the Specifications
                    Page is preferred non-nicotine, or $50,000 otherwise An
                    additional underwriting and sales charge will be imposed
                    each month during the sixty months following each such
                    increase.

                    The minimum premium will increase.

Decrease in         You may decrease the principal sum, but not below the
Principal Sum       minimum principal sum amount shown on the Policy
                    Specifications page. The minimum premium will be reduced.
                    Decreases in principal sum will reduce:

                    1. the most recent increase, if any; then

                    2. prior increases in succession; and then

                    3. the principal sum at the time of issue.

                    A decrease in principal sum may require that a portion of the policy's surrender value be distributed as a partial surrender in order to maintain the policy's compliance with the definition of "life insurance" in the federal tax code.
                    It may also alter any tax obligation you might incur by exercising certain ownership privileges.

                               TRANSFER PRIVILEGE

Transfer Fees       Twelve transfers per year may be made from subaccounts and the fixed account free of charge. Any unused free transfers do not carry over to the next policy year. Any additional
                    transfers during a policy year will be charged a $25
                    transfer fee. For the purpose of assessing a fee, each
                    written request or telephone request is considered to be one transfer. The processing fee will be deducted from the
                    amount being transferred, or from the remaining contract
                    value, according to your instructions.


Transfers from      After the Right to Examine Period, you may transfer all or a
Subaccounts         part of an amount in any subaccount to one or more
                    subaccounts or to the fixed account. The minimum amount that you may transfer is the lesser of:

                    1. $250; or

                    2. the total value in that subaccount on that date.

                    Any transfer that would reduce the amount in a subaccount below $250 will be treated as a transfer request for the entire amount in that subaccount.

                    We may suspend or modify this transfer privilege at any time.

                    Transfers will be processed based on accumulation unit values next determined at the end of the valuation day during which we receive the transfer request.

Transfers from      At your request you may also transfer an amount from the
the Fixed Account   fixed account to one or more subaccounts. We must receive
                    the request in writing or other form acceptable to us. Only one transfer may be made from the fixed account each policy year. Transfers will only be made if the amount requested is not more than 25% of the fixed account.

                    We will not transfer more than 25% of the policy fixed account value unless the balance after the transfer is less than $250, in which case the entire amount will be transferred.

                    We may suspend or modify this transfer privilege at any time.

                              SETTLEMENT PRIVILEGES

Settlement          The proceeds of this policy may be paid in one sum. The
                    proceeds may also be paid under any reasonable settlement
                    that may be arranged with our consent.

                    When the proceeds from a death claim are payable as one sum, the beneficiary may select a reasonable settlement.

                    When you select a settlement, the beneficiary may not assign or receive payments before they are due unless expressly given this right by you.

                    A payee may name a contingent payee to receive any final amount that would otherwise be paid to the payee's estate.

                    Any settlement requires the proceeds to be at least $2,500 and any periodic payment to be at least $25.

                    The first installment will be due, or interest will begin on the date of death, maturity, or surrender.

Options A brief outline of several specific fixed settlements is shown below. The amounts and interest rates shown in the options are based on guaranteed minimum interest rates. We may choose to use rates that are higher than the guaranteed minimum rate. These rates are subject to change at any time.
                    Information regarding current rates is available from our home office.

Interest            Proceeds will earn interest at the rate of 2.5 percent per
Accumulation        year compounded annually.


                    We may retain these funds under this option for not longer than five years. If the beneficiary is a minor we may retain these funds until the beneficiary attains the age of majority.

Interest Income     Each $1000 of proceeds will yield an income of not less than
                    $25.00 annually, $12.42 semi-annually, $6.19 quarterly, or
                    $2.05 monthly.

                    Unless you direct otherwise, the payee may withdraw the proceeds at any time. After the first year, we may defer such withdrawal for up to six months.

Income --           We will pay installments for a specified period. The amount
Period Certain      of each installment per $1,000 of proceeds will not be less than those shown in the table below.

                    If the payee dies prior to the end of the specified period, the installments remaining to the end of the period will be paid to the contingent payee.

                                    Amount of Each                    Amount of Each
                     Number of          Monthly         Number of         Monthly
                    Installments      Installment     Installments      Installment
                    ------------    --------------    ------------    --------------
                         12           $84.27                96          $11.46
                         24            42.66               108           10.31
                         36            28.78               120            9.39
                         48            21.85               180            6.64
                         60            17.69               240            5.27
                         72            14.92               300            4.46
                         84            12.94


Income --           We will pay installments of a specified amount until the
Amount Certain      proceeds, together with 2.5 percent interest compounded
                    annually, are paid in full.

Income -- Life      We will pay installments for the lifetime of the payee but for not less than a guaranteed period. If the payee dies
                    prior to the end of the guaranteed period, the installments remaining will be paid to the contingent payee.

                    The amount of each installment will depend upon the adjusted age and sex of the payee at the time the first payment is due.

                    The adjusted age is determined by calculating the age at the nearest birthday of the payee on the date of the first payment and subtracting a number that depends on the year in which the first payment begins:

                         First Payment Date            Adjusted Age is Age Minus
                         ------------------            -------------------------
                            2002 to 2010                           1
                            2011 to 2020                           2
                            2021 to 2030                           3
                            2031 to 2040                           4
                             After 2040                            5

  ------------------------------------------------------------------------------------------------------
                       AMOUNT OF EACH MONTHLY INSTALLMENT
                            (Per $1,000 of Proceeds)
  ------------------------------------------------------------------------------------------------------
         Male             Number of Installments           Female           Number of Installments
  --------------------                                ------------------
    Adjusted Age of       60         120        240    Adjusted Age of      60         120        240
  ------------------------------------------------------------------------------------------------------
          50             3.80       3.78       3.69          50            3.55       3.54       3.49
          51             3.87       3.85       3.74          51            3.61       3.60       3.54
          52             3.94       3.92       3.80          52            3.67       3.66       3.60
          53             4.02       3.99       3.86          53            3.74       3.73       3.65
          54             4.10       4.07       3.92          54            3.81       3.79       3.71
          55             4.19       4.15       3.98          55            3.88       3.86       3.77

          56             4.28       4.24       4.05          56            3.96       3.94       3.83
          57             4.37       4.33       4.11          57            4.04       4.02       3.90
          58             4.47       4.42       4.18          58            4.13       4.10       3.97
          59             4.58       4.52       4.24          59            4.22       4.19       4.03
          60             4.70       4.63       4.31          60            4.32       4.28       4.10

          61             4.82       4.74       4.38          61            4.42       4.38       4.18
          62             4.95       4.85       4.45          62            4.53       4.48       4.25
          63             5.09       4.98       4.51          63            4.65       4.59       4.32
          64             5.23       5.11       4.58          64            4.77       4.71       4.40
          65             5.39       5.24       4.65          65            4.90       4.83       4.47

          66             5.55       5.38       4.71          66            5.04       4.96       4.54
          67             5.73       5.53       4.77          67            5.20       5.09       4.62
          68             5.91       5.68       4.83          68            5.36       5.23       4.69
          69             6.11       5.83       4.88          69            5.53       5.38       4.76
          70             6.32       6.00       4.93          70            5.71       5.54       4.82

          71             6.54       6.16       4.98          71            5.91       5.71       4.88
          72             6.77       6.33       5.03          72            6.13       5.88       4.94
          73             7.01       6.51       5.06          73            6.35       6.06       4.99
          74             7.27       6.68       5.10          74            6.60       6.25       5.04
          75             7.54       6.86       5.13          75            6.86       6.45       5.08

          76             7.83       7.04       5.16          76            7.14       6.64       5.12
          77             8.13       7.22       5.18          77            7.43       6.85       5.15
          78             8.44       7.40       5.20          78            7.75       7.05       5.18
          79             8.77       7.57       5.22          79            8.09       7.26       5.20
          80             9.11       7.74       5.24          80            8.44       7.46       5.22
  ------------------------------------------------------------------------------------------------------

                    Farmers New World Life Insurance Company

                              Policy Specifications

INSURED             JOHN A DOE           PRINCIPAL SUM            $150,000

POLICY NUMBER       001234567            DEATH BENEFIT OPTION    LEVEL[VARIABLE]

ISSUE DATE          OCTOBER 1, 2003      ISSUE AGE                   35

    SEX M

MATURITY DATE       OCTOBER 1, 2088      MONTHLY DUE DATE            01

OWNER               GEORGE B DOE

VARIABLE ACCOUNT: FARMERS NEW WORLD LIFE VARIABLE LIFE SEPARATE ACCOUNT "A"

SCHEDULE OF BENEFITS                                  MAXIMUM PERIOD OF COVERAGE

BASIC POLICY  $150,000                                               TO AGE 120

PREMIUM CLASS

INSURED               SPECIAL

PREMIUMS*                            ANNUAL        MONTHLY
MINIMUM PREMIUM                     $2,134.50      $177.88
PLANNED PREMIUM PAYMENTS            $4,800.00      $400.00

*THESE PREMIUMS INCLUDE THE PREMIUMS FOR ANY BENEFITS PROVIDED BY RIDER.
PREMIUMS MAY BE PAID ONLY UNTIL THE INSURED REACHES AGE 100.

MINIMUM PRINCIPAL SUM               $10,000
PERCENT OF PREMIUM FACTOR           95.75%
MONTHLY ADMINISTRATION CHARGE       $7.00 (SUBJECT TO CHANGE).  MAXIMUM IS $10.
MORTALITY AND EXPENSE RISK CHARGE   0.70% (ON AN ANNUAL BASIS) OF THE AVERAGE
                                            DAILY NET ASSETS OF THE VARIABLE
                                            ACCOUNT DURING THE FIRST TEN POLICY
                                            YEARS. DURING YEARS 11 THROUGH 20
                                            THE CHARGE WILL BE 0.35%. AFTER YEAR
                                            20 THE CHARGE WILL BE 0.25%.

REQUESTED ANNUAL REPORT FEE         $5.00
FLAT EXTRA CHARGE FOR SPECIAL
PREMIUM CLASS                       $5.00 (ON AN ANNUAL BASIS) PER $1,000 OF
                                            PRINCIPAL SUM.

SPECIAL PREMIUM CLASS RATING FACTOR  2.0
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